Exhibit 10.27

RECEIVABLES PURCHASE AGREEMENT dated as of November 30, 2010, by and between CONN FUNDING II, L.P., a Texas limited partnership (the “Seller”), and CONN CREDIT I, LP, a Texas limited partnership (the “Purchaser”).

WHEREAS, the Seller currently owns certain retail installment contract receivables and revolving charge account receivables arising from the sale of consumer merchandise, related credit insurance and service repair agreements by Conn Appliances, Inc., which receivables were sold and assigned by Conn Appliances, Inc. to Seller (as more particularly defined herein below, the “Receivables”);

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to Purchase from the Seller, all of the Receivables of the Seller and related rights and assets upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

“Agreement” means, collectively, this Receivables Purchase Agreement and the Assignment.

“Assignment” means the assignment dated the Closing Date by the Seller to the Purchaser, relating to the purchase of the Receivables and the other Transferred Property by the Purchaser from the Seller pursuant to this Agreement, which shall be in substantially the form attached hereto as Exhibit A.

“Contract” means any Installment Contract or Revolving Charge Account Agreement.

“Closing Date” means November 30, 2010 or such other date agreed to among the Seller and the Purchaser.

“Installment Contract” means any retail installment sale contract executed by an Obligor in connection with a sale of Merchandise and all amounts due thereunder from time to time.

“Merchandise” means (i) home appliances, electronic goods, computers, telephones and other goods and merchandise of the type sold by Conn Appliances, Inc. from time to time in the ordinary course of business, which in each case constitute “consumer goods” under and as defined in Article 9 of the UCC of all applicable jurisdictions, (ii) service repair contracts and services in respect of any goods or merchandise referred to in clause (i) above, and (iii) credit insurance (including life, disability, property and involuntary unemployment) in respect of any goods or merchandise referred to in clause (i) above or any Obligor’s payment obligations in respect of a Receivable.

“Obligor(s)” means, with respect to any Receivable, the person or persons obligated to make payments with respect to such Receivable, including any guarantor thereof.

“Originator” means Conn Appliances, Inc., as “Originator” under the RPA.

“Purchaser” means Conn Credit I, LP, a Texas limited partnership, and its successors and assigns.

“Receivable” means the indebtedness of any Obligor under a Contract, whether constituting an account, chattel paper, an instrument, a general intangible, payment intangible, promissory note or otherwise, and shall include (i) the right to payment of such indebtedness and any interest or finance charges and other obligations of such Obligor with respect thereto (including, without limitation, the principal amount of such indebtedness, periodic finance charges, late fees and returned check fees), and (ii) all proceeds of, and payments or collections on, under or in respect of any of the foregoing.

“Receivable File” means with respect to a Receivable, (i) the Installment Contract or Revolving Charge Account Agreement related to such Receivable, (ii) each UCC financing statement related thereto, if any, and (iii) the application, if any, of the related Obligor to obtain the financing extended by such Receivable.

“Receivables Purchase Price” means $406,182,294.57.

“Related Security” means, with respect to any Receivable, all guaranties, indemnities, insurance and other agreements or arrangement and other collateral of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable.

“Revolving Charge Account Agreement” means any retail revolving charge account agreement between the Originator and an Obligor pursuant to which such Obligor is obligated to pay for Merchandise purchased under a credit plan and permits such Obligor to purchase such Merchandise on credit.

“RPA” means that Receivables Purchase Agreement dated September 1, 2002, by and between the Seller, as purchaser, and Conn Appliances, Inc. (for itself and as successor by merger to CAI, L.P.), as originator and seller.

“Seller” means Conn Funding II, L.P., a Texas limited partnership, in its capacity as seller of the Receivables and the other Transferred Property relating thereto, and its successors and assigns.

“Transferred Property” shall have the meaning specified in Section 2.1(a).

“UCC” means the Uniform Commercial Code, as in effect from time to time in the relevant jurisdictions.

ARTICLE II
PURCHASE AND SALE OF RECEIVABLES

2.1  Purchase and Sale of Receivables.

(a) Transfer of Receivables.  On the Closing Date, the Seller shall sell, transfer, assign, grant, set over and otherwise convey to the Purchaser, without recourse, all right, title and interest of the Seller, in, to and under (i) all Receivables and all payment and enforcement rights (but not any obligations) to, in and under the related Installment Contracts and Revolving Charge Account Agreements, all Related Security and Receivable Files, (ii) all monies due or to become due with respect to the foregoing received on or after the date hereof, including any Finance Charges arising in respect thereto, and all collateral security therefor, (iii) all proceeds of the foregoing, including, without limitation, insurance proceeds relating thereto, (iv) all Recoveries, (v) all “chattel paper,” “accounts” and “payment intangibles” (as each such term is defined in Chapter 9 of the Texas Uniform Commercial Code)  and (vi) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Transferred Property”).

(b) Receivables Purchase Price.  In consideration for the Receivables and other Transferred Property described in Section 2.1(a), the Purchaser shall, on the Closing Date, pay to or at the direction of the Seller the Receivables Purchase Price, which shall consist of (i) $287,889,101.78 in cash paid by federal wire transfer of same-day funds and (ii) a promissory note made by the Purchaser to the Seller as payee in the principal amount of $118,293,192.79.

2.2   The Closing.  The sale and purchase of the Receivables shall take place at a closing (the “Closing”) at the offices of Andrews & Kurth L.L.P., 1717 Main Street, Suite 3700, Dallas, Texas 75201, or at such other location as Seller and Buyer shall agree, on the Closing Date.

2.3   Fair Value.  The parties hereto hereby agree that the Receivables Purchase Price represents both fair and reasonably equivalent value, in each case, with respect to the Transferred Property conveyed hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

(a)  Organization and Good Standing.  The Purchaser has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Texas, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire and own the Receivables and the other Transferred Property.

(b)  Power and Authority.  The Purchaser has the power and authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement has been duly authorized by the Purchaser by all necessary corporate action.

(c)  Binding Obligation.  This Agreement shall constitute a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms.

(d)  No Violation.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not conflict with, result in a breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Purchaser, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Purchaser is a party or by which it is bound or to which any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument; nor violate any law, order, rule or regulation applicable to the Purchaser of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

(e)  No Proceedings.  There are no proceedings or investigations pending, or to the Purchaser’s best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties: (A) asserting the invalidity of this Agreement; (B) seeking to prevent the consummation of the transactions contemplated hereby; or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

(f)  No Consents.  No consent, approval, authorization or order of or declaration or filing with any governmental authority is required to be obtained by the Purchaser for the consummation of the other transactions contemplated hereby, except such as have been duly made or obtained.

3.2  Representations and Warranties of the Seller.  The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date:

(a)  Organization and Good Standing.  The Seller has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Texas, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted and had at all relevant times the power, authority and legal right to acquire, own and sell the Receivables.

(b)  Power and Authority.  The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property sold and assigned to the Purchaser and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary entity action.

(c)  Valid Sale; Binding Obligation.  This Agreement effects a valid sale, transfer and assignment of the Receivables and the other Transferred Property conveyed to the Purchaser pursuant to Section 2.1, enforceable against creditors of and purchasers from the Seller; and this Agreement shall constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

(d)  No Violation.  The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Seller, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it is bound or to which any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument; nor violate any law, order, rule or regulation applicable to the Seller of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

(e)  No Proceedings.  There are no proceedings or investigations pending, or to the Seller’s best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties:  (A) asserting the invalidity of this Agreement; (B) seeking to prevent the consummation of the transactions contemplated hereby; or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

(f)  No Consents.  No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the consummation of the transactions contemplated hereby, except such as have been duly made or obtained.

(g)  Title to Receivables.  Immediately prior to the transfer and assignment herein contemplated, the Seller had good title to each Receivable and the other Transferred Property and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof, the Purchaser shall have good title to each such Receivable and will be the sole owner thereof, free and clear of all liens, encumbrances, security interests, and rights of others.

3.3  Non-Recourse Sale.  The representations and warranties contained in this Agreement shall not be construed as a warranty or guaranty by the Seller as to the future payments by any Obligor.  The sale of the Receivables and the other Transferred Property pursuant to this Agreement shall be “without recourse” except for the representations, warranties and covenants made by the Seller in this Agreement.  The Purchaser acknowledges that it is accepting the Receivables in their “as is” condition without any representation or warranty as to their collectability, merchantability or future performance.

ARTICLE IV
CONDITIONS

4.1  Conditions to Obligation of the Purchaser.  The obligation of the Purchaser to purchase the related Receivables is subject to the satisfaction of the following conditions on or prior to the Closing Date:

(a)  Representations and Warranties True.  The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

(b)  The Assignment.  On the Closing Date, the Seller will execute and deliver the Assignment to the Purchaser.  The Assignment shall be substantially in the form of Exhibit A hereto.

4.2  Conditions to Obligation of the Seller.  The obligation of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions on or prior to the Closing Date:

(a)   Representations and Warranties True.  The representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date, with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

(b)   Receivables Purchase Price.  On the Closing Date, the Purchaser will deliver to the Seller the Receivables Purchase Price as provided in Section 2.1(b).  The Seller hereby directs the Purchaser to wire such purchase price pursuant to wire instructions to be delivered to the Purchaser on or prior to the Closing Date.

ARTICLE V
MISCELLANEOUS PROVISIONS

5.1  Notices.  All communications and notices pursuant hereto to either party shall be in writing or by telegraph or telex and addressed or delivered to it at its address (or in case of telex, at its telex number at such address) shown in the opening portion of this Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or telex, shall be deemed given when mailed, communicated to the telegraph office or transmitted by telex.

5.2  Delivery of Transferred Property. Upon the sale of the Transferred Property contemplated hereby, the Seller shall deliver the Transferred Property, including, without limitation, any Receivables Files to or as directed by the Purchaser.

5.3  Costs and Expenses.  Each of the Seller and the Purchaser shall bear its own costs and expenses in connection with the consummation of the transactions contemplated hereby.

5.4  Headings and Cross-References.  The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to Section names or numbers are to such Sections of this Agreement.

5.5  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

5.6  Counterparts.  This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

5.7  Fair Value.  The parties hereto hereby agree that the Receivables Purchase Price represents fair and reasonably equivalent value with respect to the Transferred Property conveyed hereunder.

5.8  Non-Petition. Notwithstanding any prior termination of this Agreement, the Purchaser shall not, prior to the date which is one year and one day after the date hereof, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

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IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

CONN FUNDING II, L.P.

By:          Conn Funding II GP, L.L.C.,
its general partner

By:       /s/ Michael J. Poppe
Name:    Michael J. Poppe
Title:    Vice President and Chief Financial Officer

CONN CREDIT I, LP

By:          Conn Credit Corporation, Inc.,
its general partner

By:       /s/ Michael J. Poppe
Name:  Michael J. Poppe
Title:  Chief Financial Officer

Receivables Purchase Agreement - Signature Page

EXHIBIT A

ASSIGNMENT

For value received, on this 30th day of November 2010, in accordance with the Receivables Purchase Agreement dated as of November 30, 2010  (the “Agreement”), between the undersigned (the “Seller”) and Conn Credit I, LP (the “Purchaser”), the Seller does hereby sell, transfer, assign, grant, set over and otherwise convey to the Purchaser, without recourse, all right, title and interest of the Seller, in, to and under (i) all Receivables and all payment and enforcement rights (but not any obligations) to, in and under the related Installment Contracts and Revolving Charge Account Agreements, all Related Security and Receivable Files, (ii) all monies due or to become due with respect to the foregoing received on or after the date hereof, including any Finance Charges arising in respect thereto, and all collateral security therefor, (iii) all proceeds of the foregoing, including, without limitation, insurance proceeds relating thereto, (iv) all Recoveries, (v) all “chattel paper,” “accounts” and “payment intangibles” (as each such term is defined in Chapter 9 of the Texas Uniform Commercial Code) and (vi) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.  The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Receivables, the related Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the Agreement and is to be governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Base Indenture dated as of September 1, 2002, between Seller and Wells Fargo Bank, National Association, as trustee, and, if not defined therein, the Receivables Purchase Agreement dated as of September 1, 2002, by and among  the Seller, as purchaser, Conn Appliances, Inc., as originator and seller, and Conn Funding I, L.P., as initial seller.

THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of the day and year first above written.

CONN FUNDING II, L.P.

By:          Conn Funding II GP, L.L.C.,
its general partner

By:
Name:
Title: